EXHIBIT 3.2

ARTICLES OF CONTINUANCE FILED WITH
THE ALBERTA DIVISION OF CORPORATIONS

Articles of Continuance
For
PATCH INTERNATIONAL INC.

Share Structure:                                                SHARE STRUCTURE SCHEDULE ATTACHED

Share Transfers Restrictions:                         NONE

Number of Directors:

Min Number of Directors:                               3

Max Number of Directors:                               11

Business Restricted To:                                    NONE

Business Restricted From:                              NONE

Other Provisions:                                              OTHER PROVISIONS SCHEDULE ATTACHED

Registration Authorized By:   LOUISE LEE
                                                                                                        AGENT OF CORPORATION

BUSINESS CORPORATIONS ACT (SECTION 188, 273 AND 274)	FORM 11
ALBERTA REGISTRIES
ARTICLES OF CONTINUANCE
1. NAME OF CORPORATION:	2. CORPORATE ACCESS NO.:
Patch International Inc.
3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:
See attached Schedule “A”
4. RESTRICTIONS, IF ANY, ON SHARE TRANSFERS:
None
5. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:
Minimum: Three (3) Maximum: Eleven (11)
6. RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON:
None
7. IF CHANGE OF NAME EFFECTED, PREVIOUS NAME:

8. DETAILS OF INCORPORATION:

Incorporated in the State of Nevada on February 17, 2004 as “Patch Energy Inc.”

Certificate of Amendment dated May 19, 2004, to change the name of the Corporation to “Patch International Inc.” and to increase its authorized capital stock to 100,000,000 shares of common stock, each with $0.001 par value and 1,000,000 shares of preferred stock, each with $0.01 par value.

Articles of Merger dated June 1, 2005, wherein the Corporation merged with Praxis Pharmaceuticals Inc. to form “Patch International Inc.”

Certificate of Amendment dated July 25, 2005, decreasing the Corporation’s authorized capital stock to 10,000,000 shares of common stock, each with $0.001 par value and consolidated its share capital such that each 10 shares of common stock were converted into one share of common stock.

Certificate of Amendment dated March 28, 2006, increasing its authorized capital stock to 25,000,000 shares of common stock, each with $0.001 par value and each issued and outstanding share of common stock was split into 2.5 shares of common stock.

Certificate of Amendment dated September 17, 2007, increasing its authorized capital stock to 300,000,000 shares of common stock, each with $0.001 par value.  Quorum for the transaction of business by a vote of the stockholders was decreased from a majority to one third of the voting power of the issued and outstanding shares of the class or series that is present in person or in proxy, regardless of whether the proxy has authority to vote on all maters.

9. OTHER PROVISIONS, IF ANY:
See attached Schedule “B”
DATE	SIGNATURE	TITLE
September 3, 2008	/s/ Louise Lee	Solicitor

SCHEDULE “A”
SHARE STRUCTURE

Attached to and forming part of the Articles of Continuance
of

PATCH INTERNATIONAL INC.

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

1.	An unlimited number of Class “A” Common voting shares, the holders of which are entitled:

(a)	to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)
to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “B” Common voting shares, the Class “C” Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “A” Common voting shares of the Corporation;

(c)
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d)	to the rights, privileges and restrictions normally attached to common shares;

2.	An unlimited number of Class “B” Common voting shares, the holders of which are entitled:

(a)	to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)
to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “A” Common voting shares, the Class “C” Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “B” Common voting shares of the Corporation;

(c)
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d)	to the rights, privileges and restrictions normally attached to common shares;

3.	An unlimited number of Class “C” Common non-voting shares, the holders of which are entitled:

(a)
to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class “A” Common voting shares, the Class “B” Common voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class “C” Common non-voting shares of the Corporation; and

(b)
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

4.	An unlimited number of Class “A” Preferred voting shares (“Class A Preferred Shares”), which as a class, have attached thereto the following rights, privileges, restrictions and conditions

(a)	to attend and vote at all meetings of holders (“Common Shareholders”) of common voting shares of the Corporation;

(b)
the maximum number of votes attached to the Class A Preferred Share shall be that number of Class A common voting shares (“Class A Common Shares”) into which the exchangeable shares of Patch Energy Inc. (“Exchangeable Shares”) issued in conjunction with the Class A Preferred Share and at that time outstanding are then exchangeable;

(c)
the Class A Preferred Share may be voted by proxy on all matters that may properly come before a meeting of Common Shareholders.  Prior to delivering a Class A Preferred Share proxy, the holder of the Class A Preferred Share shall be obligated to determine, in a manner approved by the Corporation, the manner in which the holders of the then outstanding Exchangeable Shares issued in conjunction with the Class A Preferred Share would vote on each matter put before the meeting of Common Shareholders.  The holder of the Class A Preferred Share is then obligated to complete the Class A Preferred Share proxy and record as votes in favour of the matter that number of votes equal to the number of Class A Common Shares into which the Exchangeable Shares which voted in favour of the matter are then exchangeable and record as votes against the matter that number of votes equal to the number of the Class A Common Shares into which the Exchangeable Shares which voted against the matter are then exchangeable;

(d)
votes attached to the Class A Preferred Share may only be counted to the extent of the number of Class A Common Shares into which the Exchangeable Shares issued in connection with the Class A Preferred Share and then outstanding have recorded a vote on the matter; and

(e)	the Class A Preferred Share shall have the rights granted above in respect of voting at meetings of Common Shareholders and shall have no other rights in the Corporation;

5.	An unlimited number of Class “B” Preferred voting shares (“Class B Preferred Share”), which as a class, have attached thereto the following rights, privileges, restrictions and conditions

(a)	to attend and vote at all meetings of Common Shareholders;

(b)
the maximum number of votes attached to the Class B Preferred Share shall be that number of Class A Common Shares into which the Exchangeable Shares issued in conjunction with the Class B Preferred Share and at that time outstanding are then exchangeable;

(c)
the Class B Preferred Share may be voted by proxy on all matters that may properly come before a meeting of Common Shareholders.  Prior to delivering a Class B Preferred Share proxy, the holder of the Class B Preferred Share shall be obligated to determine, in a manner approved by the Corporation, the manner in which the holders of the then outstanding Exchangeable Shares issued in conjunction with the Class B Preferred Share would vote on each matter put before the meeting of Common

Shareholders.  The holder of the Class B Preferred Share is then obligated to complete the Class b Preferred Share proxy and record as votes in favour of the matter that number of votes equal to the number of Class A Common Shares into which the Exchangeable Shares which voted in favour of the matter are then exchangeable and record as votes against the matter that number of votes equal to the number of the Class A Common Shares into which the Exchangeable Shares which voted against the matter are then exchangeable;

(d)
votes attached to the Class A Preferred Share may only be counted to the extent of the number of Class A Common Shares into which the Exchangeable Shares issued in connection with the Class B Preferred Share and then outstanding have recorded a vote on the matter; and

(e)	the Class B Preferred Share shall have the rights granted above in respect of voting at meetings of Common Shareholders and shall have no other rights in the Corporation.

6.	An unlimited number of Class “C” Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)
the Class C Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Class C Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Class C Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(b)
the Class C Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Class C Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (6)(a); and

(c)
if any cumulative dividends or amounts payable on the return of capital in respect of a series of Class C Preferred shares are not paid in full, all series of Class C Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

SCHEDULE “B”
OTHER PROVISIONS

Attached to and forming part of the Articles of Continuance
of

PATCH INTERNATIONAL INC.

OTHER RULES OR PROVISIONS

1.
The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2.	In addition to anywhere in Alberta, the Corporation is permitted to hold shareholders meetings in a city or at any location in any of the other provinces forming part of Canada.